                              AMENDED AND RESTATED

                                   BY-LAWS OF

                          THE NETWORK CONNECTION, INC.

                             (A Georgia Corporation)


                                    ARTICLE I
                                     OFFICES


     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in Alpharetta, Georgia.

     SECTION 2. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Georgia is 1324 Union Hill Road, Alpharetta, Georgia 30201. The registered agent shall be Wilbur L. Riner.

     SECTION 3. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Georgia, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Georgia, as shall be designated from time to time by the Board of Directors.

     SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the Vice-Chairman of the Board, if one shall have been elected, or the President, or, upon written demand, specifying the purpose of the meeting, by the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the voting power of each class or series of outstanding stock entitled to vote on the matter to be considered at the special meeting.

     SECTION 4. NOTICE OF MEETINGS. Notice of the place, date and hour of holding of each annual and special meeting of the stockholders and, unless it is the annual meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope, not less than ten nor more than sixty days before the date of such meeting, to each shareholder entitled to vote at such meeting, and, if mailed, it shall be directed to such shareholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or the Secretary, whichever shall have called the meeting. Notice of any meeting of stockholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     SECTION 5. QUORUM. At all meetings of the stockholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, shall act as chairman of the meeting. In the absence of the Chairman of the Board or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

     SECTION 8. VOTING. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the record of stockholders of the
Corporation:


          (a)  on the date fixed pursuant to the provisions of Section 6 of
     Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each shareholder entitled to vote at any meeting of the share-holders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder acting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 9. LIST OF STOCKHOLDERS. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the stockholders upon the request of any shareholder made at or prior to such meeting.

     SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or on the request of any shareholder entitled to vote at such meeting, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by him. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors shall be five (5) until such time as the Board of Directors changes the number of directors in accordance with the provisions of this
Section 2. The Board shall initially consist of three classes of directors. There shall be one Class A director, one Class B director and one Class C director. Beginning with the 1997 Annual Meeting of Stockholders, the Class A director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. Beginning with the 1998 Annual Meeting of Stockholders, the Class B director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. Beginning with the 1999 Annual Meeting of Stockholders, the Class C director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors can determine to change the number of directors constituting the Board of Directors, which number shall not be less than three (3) nor more than nine (9), provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting of Stockholders at which the election of the director whose position is being eliminated would have been considered, unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next such succeeding Annual Meeting of Stockholders to the extent of the number of such vacancies. In the event of any increase or decrease in the number of directors, the number of additional directors and the number of eliminated directors shall be apportioned among the three classes of directors in a manner which results, to the extent possible, in an equal number of directors being included in each such class. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast at such election shall be elected director. All the directors shall be at least eighteen years of age. Directors need not be stockholders.

     SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Georgia or at such other place, within or without such State, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that
day shall be held at the same hour on the next succeeding business day.   Notice
of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or by a majority of the directors.

     SECTION 6. NOTICE OF MEETING. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, or other similar means, at least forty-eight hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

     SECTION 7.  QUORUM AND MANNER OF ACTING.   A majority of the entire Board
of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Articles of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall have one vote on each matter for which directors are entitled to vote. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, shall act as the Chairman of the meeting, or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence, or if one shall not have been elected, the President, if he or she is a director (or, in his absence, another director chosen by a majority of the directors present) shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. VACANCIES. Subject to any expressed provision of the Articles of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Stockholders of the Company may not apply to request that the Georgia Court of Chancery summarily order an election to be held to fill vacancies in the Board of Directors. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

     SECTION 11. REMOVAL OF DIRECTORS. Except as otherwise provided by statute, any director may be removed, for cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the voting power of each class or series of outstanding stock entitled to vote generally in the election of directors at a special meeting therefor.

     SECTION 12. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

     SECTION 13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Articles of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     SECTION 14. ACTION BY CONSENT. Unless restricted by the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

     SECTION 15. TELEPHONIC MEETING. Unless restricted by the Articles of Incorporation or by statute, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, President, one or more Vice-Presidents, the Secretary, and the Treasurer. If the Board of Directors wishes, it may also elect as officers of the Corporation a Vice-Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries, as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

     SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board, if one shall be elected, or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and shall be a member of the Board and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman and chief executive officer, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 5. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one shall have been elected, shall be a member of the

Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors if no Chairman of the Board has been elected or if the Chairman of the Board is absent, or is unable or refuses to act. He shall advise and counsel the Chairman of the Board and the President, and, in the President's absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 6. THE PRESIDENT. The President shall be the chief operating officer of the Corporation. He shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board or if either shall not have been elected, preside at each meeting of the Board of Directors (if he/she is a director) or the stockholders. He shall perform all duties incident to the office of President and chief operating officer and such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 7. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

     SECTION 8.  TREASURER.  The Treasurer shall

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 9.  SECRETARY.  The Secretary shall

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 12. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the

Board of Directors may require.

     SECTION 13. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V
                                  SHARES, ETC.

     SECTION 1. SHARE CERTIFICATES. Each owner of shares of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, Vice-Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, (or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

     SECTION 3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

     SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

     SECTION 5. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

     SECTION 6. FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date not more than fifty nor less than ten days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than fifty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     SECTION 7. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Except as may otherwise be specifically provided in the Articles of Incorporation, no provision of the Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Code upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Code and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Business Corporation Code. The Corporation shall, to the fullest extent permitted by the laws of the State of Georgia, including, but not limited to
Section 14-2-851 et.seq. of the Business Corporation Code of the State of Georgia, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section or otherwise under Georgia law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Georgia Business Corporation Code shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     SECTION 1.  DIVIDENDS.  Subject to statute and the Articles of

Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Directors.

     SECTION 4. CHECKS, NOTES, DRAFTS ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 5. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 6. VOTING OF STOCKS IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

     SECTION 7.  RELATED PARTY TRANSACTIONS.   The Corporation shall not engage
in any transaction with any of its directors, officers or shareholders owning, directly or indirectly, 5% of the shares of Common Stock of the Corporation, unless such transaction has been approved by both a majority of the entire Board of Directors, as well as by a majority of the independent outside directors or by a majority of the Corporation's Disinterested Stockholders. As used herein, the term "Disinterested Stockholder" shall mean any record holder of Common Stock of the Corporation who is not: (i) an officer, director or employee, or former officer, director or employee, of the Corporation or any subsidiary or affiliate (as that term is defined in the Securities Act of 1933, as amended, and the regulations promulgated thereunder) of the Corporation; (ii) an affiliate of any such present or former officer, director or employee of the Corporation; or (iii) a holder, directly or indirectly of five (5%) percent or more of any class or series of voting securities of the Corporation or any affiliate thereof.

                                  ARTICLE VIII
                           FORCE AND EFFECT OF BY-LAWS

     These By-Laws are subject to the provisions of the Georgia Business Corporation Code and the Corporation's Articles of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the Articles of Incorporation, the provision of that Act or the Articles of Incorporation shall govern. Wherever in these By-Laws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; an all provision dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

                                   ARTICLE IX
                                   AMENDMENTS

     These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote thereon provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board at any regular or special meeting of the Board of Directors; provided that Article VII, Section 7 of these By-Laws may only be amended or repealed, or new By-Laws adopted which have the effect of amending or repealing
Article VII, Section 7 of these By-Laws, by the vote of the holders of a majority of the outstanding capital stock, or by unanimous written consent of the holders of the outstanding shares of capital stock, entitled to vote thereon which is held by Disinterested Stockholders, and Article II, Section 3 of these By-Laws and Article III, Section 11 of these By-Laws, may only be amended or repealed, or new By-Laws adopted which have the effect of amending or repealing
Article II, Section 3 or Article III, Section 11 of these By-Laws, by the vote of the holders of not less than sixty-six and two-thirds (66 and 2/3%) of the outstanding shares of capital stock, or by unanimous written consent of the holders of the outstanding shares of capital stock, entitled to vote thereon.
If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.

                                    ARTICLE X
                        GEORGIA BUSINESS CORPORATION CODE

     All of the provisions of Part 2 of Article 11 of Chapter 2 of Title 14 of the Georgia Business Corporation Code, relating to Fair Price Requirements, and
Part 3 of that same Article, relating to Business Combinations with Interested Stockholders, are incorporated herein and are specifically applicable to the Corporation.